Exhibit 10.9

CONFIDENTIAL TREATMENT

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SETTLEMENT AGREEMENT

This Agreement (the “Agreement”) is made and effective as of December 23, 2010 (the “Effective Date”), by and between Fannie Mae (“Fannie Mae”) and GMAC Mortgage, LLC (“GMACM”), Residential Capital, LLC, Residential Funding Securities, LLC (d/b/a GMAC RFC Securities and f/k/a Residential Funding Securities Corporation), Residential Asset Mortgage Products, Inc., Residential Funding Company LLC (f/k/a Residential Funding Corporation), Residential Funding Mortgage Securities I, Inc., Residential Accredit Loans, Inc. and Homecomings Financial LLC (collectively the “GMACM Parties” and, with Fannie Mae, the “Parties”).

RECITALS

WHEREAS, GMACM has sold numerous mortgage loans to Fannie Mae (collectively the “Single Family Mortgages”) and services loans for Fannie Mae, under the terms of its Mortgage Selling and Servicing Contract with Fannie Mae, the incorporated Fannie Mae Selling and Servicing Guides (collectively, the “Guide”), various Master Agreements, pool purchase contracts, and other agreements related to the sale and servicing of mortgage loans (hereinafter, such agreements and contracts collectively referred to as the “Contract”);

WHEREAS, pursuant to the terms of the Contract, GMACM has made various representations and warranties including, without limitation, certain Single Family Selling Representations and Warranties (as defined below) to Fannie Mae with respect to each Single Family Mortgage delivered to Fannie Mae and has the obligation to repurchase certain Single Family Mortgages, or to make Fannie Mae whole on any losses on certain Single Family Mortgages, in accordance with the Contract;

WHEREAS, Fannie Mae purchased the securities identified in Exhibit A to this Agreement (the “PLS Bonds”);

WHEREAS, pursuant to the terms of the pooling and servicing agreements, assignment agreements and other transaction documents that relate to the PLS Bonds, one or more of the GMACM Parties has made various representations and warranties relating to the mortgage loans underlying the PLS Bonds (the “PLS Mortgages”), including the PLS Representations and Warranties (as defined below);

WHEREAS, under the terms of a Pledge Agreement dated October 30, 2007 (as amended, restated, or modified from time to time, the “Pledge Agreement”), GMACM has pledged the Collateral (as defined in the Pledge Agreement) to secure its contractual obligations to Fannie Mae, which include Single Family Repurchase Obligations (as defined below);

WHEREAS, Fannie Mae has incurred losses and expenses on Single Family Mortgage Loans, has issued many repurchase requests, and has projected that it will incur additional losses and expenses related to repurchase requests that it anticipates it will issue in the future;

WHEREAS, the GMACM Parties desire to make a payment in an amount acceptable to Fannie Mae in order to resolve any actual or potential Single Family Repurchase Obligations (whether previously identified or identified in the future) with respect to the Covered Mortgages (as defined below) and to resolve certain potential disputed claims relating to the PLS Bonds, in accordance with the terms set forth in this Agreement; and

CONFIDENTIAL TREATMENT

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WHEREAS, the Parties to this Agreement desiring to resolve certain disputed claims and certain potential disputed claims between them, this Agreement is not in any way an admission or concession of the truth or legal validity of any such claims or potential claims, or any breach or other fault on the part of any Party, nor should this Agreement be construed otherwise;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, including Fannie Mae’s agreement with respect to certain Single Family Repurchase Obligations related to Covered Mortgages and potential disputed claims relating to the PLS Bonds as referenced herein, the GMACM Parties’ payment of money to Fannie Mae, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.	Definitions.

(a) “Applicable Percentage” means, with respect to a Repurchased PLS Mortgage, Fannie Mae’s share (or the share of its successor in interest to the relevant PLS Bond, as the case may be), expressed as a percentage, of the repurchase or PLS Makewhole Payment proceeds that are distributable to certificateholders as a result of the repurchase or PLS Makewhole Payment made by the applicable GMACM Party.

(b) “Covered Mortgages” means (i) all Single Family Mortgages serviced by GMACM on behalf of Fannie Mae as of or prior to June 30, 2010 under Fannie Mae Servicer number 12666 (but not including the Other Transferred Mortgages (as defined below)), and (ii) all Single Family Mortgages that had been serviced by GMACM as of or prior to November 14, 2008 and on which the servicing was transferred by GMACM to Nationstar Mortgage LLC on or about December 1, 2008 and January 2, 2009, and which are now (or which were following such transfers) serviced under Nationstar Fannie Mae Servicer number 24147 (the “Nationstar Transferred Mortgages”), other than any Excluded Mortgage.

(c) “Excluded Mortgages” means (i) any Single Family Mortgages sold by GMACM to Fannie Mae subsequent to June 30, 2010 or delivered into Fannie Mae MBS and having an issue date subsequent to June 30, 2010, (ii) any Single Family Mortgages that would otherwise be Covered Mortgages, that violate anti-predatory laws or statutes or related regulations or that otherwise violate other applicable federal, state, and/or local laws and regulations, (iii) any Single Family Mortgages that have non-curable defects in title to the secured property, such as that the lien of the mortgaged property was not as represented and warranted to Fannie Mae at the time of delivery, (iv) any Single Family Mortgages that have curable defects in title to the secured property, unless GMACM pays all necessary funds, or takes or causes to be taken any other actions, to cure such title defects, (v) any Single Family Mortgages in which title or ownership of the mortgage loan was defective, (vi) any Single Family Mortgages that would otherwise be Covered Mortgages and that are part of a group of [***] mortgage loans that had one or more perpetrators (whose acts or omissions were fraudulent) in common for the entire group of such mortgage loans (as used in this section, “perpetrator” shall mean an entity or individual involved in the origination,

CONFIDENTIAL TREATMENT

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sale or servicing of a mortgage loan (including without limitation a borrower, mortgage broker, loan officer, appraiser, title or closing agent, etc.)), and (vii) any Single Family Mortgages that are not in compliance with Fannie Mae Charter Act requirements (including, without limitation, ineligible loans on condotels or impermissible multifamily units, or the absence of required Charter Act credit enhancement) [***]

(d) “Funding Date” means December 29, 2010.

(e) “Loss” with respect to (i) any PLS Makewhole Mortgage (as defined below), means the amount of such PLS Makewhole Payment and (ii) any Repurchased PLS Mortgage, means the excess, if any, of the amount defined in clause (I) below over the amount defined in clause (II) below (all as evidenced by documentation reasonably satisfactory to Fannie Mae):

(I) the sum of the following:

(A)	The amount paid by the applicable GMACM Party to repurchase such PLS Mortgage;

(B)	Amounts advanced by the applicable GMACM Party (and not otherwise reimbursed to a GMACM Party) to pay taxes, insurance premiums, homeowners association or condominium association dues with respect to the related mortgaged property;

(C)	Costs of foreclosure or other acquisitions of the related mortgaged property;

(D)	Reasonable, out-of-pocket costs of repairing and maintaining the related mortgaged property;

(E)	Reasonable, out-of-pocket costs of disposing of the related mortgaged property;

(F)	Any other out-of-pocket cost or expenses reasonably incurred in connection with the ownership and/or servicing of such Repurchased PLS Mortgage or the related mortgaged property (including the cost of satisfying any senior liens); and

(G)	A servicing fee equal to the servicing fee applicable to such Repurchased PLS Mortgage immediately prior to the repurchase by the applicable GMACM Party (calculated in accordance with the transaction documents governing the related PLS Bond) applicable from the date of repurchase until the date of final liquidation or other final resolution of such Repurchased PLS Mortgage.

(II) The sum of the following;

(A)	Amounts collected from the borrower pursuant to such Repurchased PLS Mortgage and not previously applied, including but not limited to principal, interest and prepayment penalties;

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(B)	Amounts collected from any third party with respect to such PLS Mortgage and not previously applied, including but not limited to proceeds of mortgage insurance, title insurance or any guaranty, rebates of insurance premiums or taxes, or relating to any representation and warranties made to the applicable GMACM Party;

(C)	Any escrows and unapplied funds held by the applicable GMACM Party as servicer, together with interest earned on such funds, to the extent that such GMACM Party as servicer is entitled to apply to amounts due under the mortgage loan;

(D)	Proceeds of the disposition of the related mortgaged property;

(E)	Income, if any, from rental of the related mortgaged property; and

(F)	Proceeds from insurance on or condemnation of the related mortgage property.

(f) “Mortgage Insurance Coverage” means insurance coverage provided by any mortgage guaranty or similar insurance policy related to a Single Family Mortgage Loan.

(g) “Mortgage Insurance Coverage Payment” means the obligation of GMACM to remit to Fannie Mae the amount of insurance proceeds that would have been paid by a mortgage insurer with respect to any Single Family Mortgage Loan pursuant to any Mortgage Insurance Coverage if the Mortgage Insurance Coverage had not been rescinded or cancelled.

(h) “Other Transferred Mortgages” means Single Family Mortgages (other than the Nationstar Transferred Mortgages) that were serviced by GMACM under servicer number 12666 on behalf of Fannie Mae prior to June 30, 2010, but which were transferred to other servicers prior to June 30, 2010. For avoidance of doubt, Other Transferred Mortgages are not Covered Mortgages.

(i) “PLS Makewhole Mortgage” means a PLS Mortgage with respect to which a PLS Makewhole Payment is made by a GMACM Party on or after the Funding Date.

(j) “PLS Makewhole Payment” means a payment made as a result of a breach of a PLS Representation and Warranty and in lieu of a repurchase of a PLS Mortgage because the relevant PLS Mortgage has previously been subject to final liquidation or other final disposition.

(k) “PLS Representations and Warranties” means any of the representations and warranties relating to the respective PLS Mortgages that were made by the applicable GMACM Parties in the respective pooling and servicing agreements, assignment agreements or other transaction documents relating to the PLS Bonds, a breach of which could give rise to a repurchase obligation or other remedy according to the terms of the pooling and servicing agreements, assignment agreements or other transaction documents relating to the PLS Bonds.

CONFIDENTIAL TREATMENT

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(l) “Recourse Obligations” means all obligations for losses and expenses incurred with respect to Single Family Mortgages sold to or pooled for securitization with Fannie Mae by GMACM under the “Regular Servicing Option” (as defined and provided for in the Fannie Mae Selling Guide) or under such contract terms pursuant to which GMACM remained obligated for all or some portion of losses incurred on such Single Family Mortgages.

(m) “Servicing and Indemnification Obligations” are the obligations, duties, and liabilities of GMACM under the Contract and as seller under the Asset Purchase Agreement dated as of November 14, 2008 by and between GMACM and Nationstar Mortgage LLC, that arise in connection with servicing of the Single Family Mortgages including, without limitation, all of the day-to day servicing activities and reporting, remitting, and loss mitigation activities, all servicing representations, warranties and covenants, the obligation to perform certain administrative and reporting duties with respect to REO properties, the obligation to defend and indemnify Fannie Mae in litigation and for any claims made by third parties (including borrowers), and for related losses and expenses incurred, with respect to the Single Family Mortgages, including without limitation any such third-party claims which may be based on acts or omissions that may constitute breaches of any Single Family Selling Representations and Warranties, and the obligation to indemnify Fannie Mae for losses and expenses (including litigation), in any case incurred due to servicing errors or omissions or from delays in servicing and loss mitigation activities resulting from practices related to legal pleadings and affidavit preparation, review, and notarization and similar activities and practices. These Servicing and Indemnification Obligations shall continue and are unaffected by this Agreement.

(n) “Servicing Procedures” means, with respect to any Repurchased PLS Mortgage, the servicing procedures of the repurchasing GMACM Party or its relevant affiliate that are generally applied by such GMACM Party or such affiliate to the servicing of residential mortgage loans underlying GMACM-Sponsored PLS (as defined below).

(o) “Single Family Repurchase Obligations” means the obligation of GMACM to repurchase Single Family Mortgages, or to make Fannie Mae whole on any losses or expenses on mortgage loans with respect to which breaches of Single Family Selling Representations and Warranties are identified.

(p) “Single Family Selling Representations and Warranties” means all selling representations and warranties made by GMACM in connection with the sale and/or securitization of Single Family Mortgages as set forth in Section IV-A of the Mortgage Selling and Servicing Contract, in Part A, Section A-2 et seq., of the Fannie Mae Selling Guide or as set forth in prior versions of the Guide, and/or in its Master Agreements and pool purchase contracts (including in the applicable MBS contracts or variances).

2.	Releases Relating to Single Family Mortgages.

(a) Subject to receipt by Fannie Mae of the Settlement Amount as described in Section 5, Fannie Mae agrees, with respect to the Covered Mortgages, that it releases the liability of any and all of the GMACM Parties, their parent, subsidiary and affiliated entities (but specifically excluding Ally Bank), their successors and assigns, and the officers, directors, employees, shareholders, members and agents of any of them, (collectively, the “GMACM Released Parties”), with respect to, and

CONFIDENTIAL TREATMENT

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will not enforce against any of the GMACM Released Parties (or any subsequent purchaser or transferee of the servicing rights and obligations of the Covered Mortgages, in a transfer approved by Fannie Mae) (i) the Single Family Repurchase Obligations or (ii) the Recourse Obligations.

(b) Except as expressly released as set forth in Section 2(a) above, GMACM shall continue to be responsible for all contractual obligations it has with Fannie Mae with respect to the Covered Mortgages and the Excluded Mortgages according to the applicable terms. For purpose of clarity and to avoid any confusion or misunderstanding, the continuing contractual obligations specifically include the Servicing and Indemnification Obligations.

(c) The Settlement Amount does not settle or release GMACM from the obligation to make the Mortgage Insurance Coverage Payment for the losses that Fannie Mae would incur in the event Mortgage Insurance Coverage is rescinded or not properly maintained by GMACM. [***]. The amount of the Mortgage Insurance Coverage Payment for each loan shall be calculated using the “Percentage Option.” The “Percentage Option” means the claim payment option under a mortgage guaranty insurance policy pursuant to which the insurance benefit is calculated as a percentage of the default UPB plus interest and certain costs up to date of claim filing. The Mortgage Insurance Coverage Payment obligation of GMACM shall be tracked by GMACM on a quarterly basis, with the first reporting to be provided on April 30, 2011, reporting as of March 31, 2011, all Covered Mortgages on which mortgage insurance has been rescinded and which have not been repurchased by GMACM. This reporting and payment obligation shall continue quarterly until such time as the parties otherwise agree to a different resolution of this obligation, and otherwise until the final payment or other resolution or liquidation of all Covered Mortgages. In the event GMACM is able to get Mortgage Insurance Coverage reinstated and receives payment proceeds thereon from the mortgage insurance company on loans on which it has previously remitted the Mortgage Insurance Coverage Payment to Fannie Mae, GMACM shall be entitled to retain such payment proceeds.

(d) Subject to receipt by Fannie Mae of the Settlement Amount as described in Section 5, Fannie Mae agrees, with respect to the Other Transferred Mortgages, that it releases the liability of any and all of the GMACM Released Parties with respect to, and will not enforce against any of the GMACM Released Parties, (i) the Single Family Repurchase Obligations or (ii) the Recourse Obligations. However, Fannie Mae reserves and retains all of its rights to enforce all contractual rights and remedies that Fannie Mae possesses as a result of the transfers of servicing in connection with the Other Transferred Mortgages, including without limitation standard repurchase and recourse obligations against any purchaser or transferee (including the current servicers) of the Other Transferred Mortgages. In the event that any of the GMACM Released Parties acquire or reacquire the servicing of any of the Other Transferred Mortgages after the Effective Date, then the relevant GMACM Released Party will be required to assume all of the obligations that arise out of a standard transfer of servicing. Nothing herein alters, affects, or limits the GMACM Released Parties’ contractual obligations to any purchaser or transferee of the servicing rights and obligations of the Other Transferred Mortgages under the terms of its contracts with those parties.

(e) Fannie Mae reserves all of its rights and remedies under the Contract with respect to Excluded Mortgages.

CONFIDENTIAL TREATMENT

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(f) Fannie Mae will cooperate as the GMACM Parties reasonably request, and will direct Nationstar Mortgage LLC to cooperate as the GMACM Parties reasonably request, in the GMACM Parties’ challenge to any rescission decision by a mortgage insurance carrier and in the pursuit by the GMACM Parties of contractual remedies any of the GMACM Parties may have against third parties in connection with any Covered Mortgage. Such cooperation will consist primarily of providing loan files, if available, and available information related to such loans at issue and shall not involve significant research or preparation of reports or attendance at litigation-related meetings by Fannie Mae representatives. Nothing contained herein constitutes an assignment of any Fannie Mae rights and remedies with respect to Fannie Mae’s continuing ownership of any of the Covered Mortgages and the related notes, mortgages, deeds of trust, parcels of real estate securing the loans, and any insurance policies and other rights associated with the collection of the Covered Mortgages against the borrowers, all of which Fannie Mae specifically retains and reserves. In the event of any dispute or conflict over the right to pursue claims related to any Covered Mortgage that jeopardizes or restricts Fannie Mae’s rights to collect against the borrowers or the real estate collateral, Fannie Mae shall have the priority right to proceed on such collection efforts but, upon conclusion of such collection efforts, GMACM may proceed with its claims against applicable third parties.

3.	Releases Relating to PLS Bonds and PLS Mortgages.

(a) Subject to receipt by Fannie Mae of the Settlement Amount as described in Section 5, Fannie Mae releases any and all of the GMACM Released Parties from any and all claims of any nature whatsoever, whether under federal or state securities law, contract law, tort law or statutory law or otherwise, for any actions or inactions taken by such parties prior to the Effective Date and relating to or arising from any of the PLS Bonds or Other GMACM-Sponsored PLS (as defined below). Further, and notwithstanding any other terms in this provision, including the exception regarding violation of servicing obligations below, Fannie Mae agrees it will not seek to enforce, directly or through a trustee, servicer or other party, the PLS Representations and Warranties against any of the GMACM Released Parties, or initiate the repurchase of any PLS Mortgage or any of the mortgage loans underlying the Other GMACM-Sponsored PLS by any of the GMACM Released Parties. This release does not include any violation of the GMACM Released Parties’ servicing obligations including, without limitation, any failure to comply with any requirements of law applicable to foreclosing on property serving as collateral for any PLS Mortgage. [***]

Fannie Mae represents and warrants that (i) the PLS Bonds are the only residential mortgage-backed securities issued by any of the GMACM Parties or with respect to which any of the GMACM Parties was the registrant (collectively, “GMACM-Sponsored PLS”) owned by Fannie Mae on the Effective Date; (ii) the securities identified in Exhibit B to this Agreement (the “Other GMACM-Sponsored PLS”) are the only other GMACM-Sponsored PLS purchased by Fannie Mae on or prior to the Effective Date; and (iii) for each of the PLS Bonds, the unpaid principal balance (“UPB”) owned by Fannie Mae at November 30, 2010 and such UPB expressed as a percentage of the total UPB of the relevant tranche are as set forth in Exhibit A to this Agreement.

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(b) With respect to any PLS Mortgage that, due to a breach of the PLS Representations and Warranties, is repurchased by a GMACM Party on or after the Funding Date (each such PLS Mortgage a “Repurchased PLS Mortgage”) [***]; provided, however, that such GMACM Party, after a repurchase of the applicable loan, shall service such loan in accordance with the Servicing Procedures [***]. The applicable GMACM Party will provide all information that Fannie Mae reasonably requests concerning the details of such final liquidation or other final disposition and the related proceeds.

If in lieu of liquidating a Repurchased PLS Mortgage, the applicable GMACM Party, in its reasonable business judgment, wishes to enter into a modification, workout or repayment plan (a “Modification”), with respect to such Repurchased PLS Mortgage, the GMACM Party shall, within thirty (30) days of entering into such Modification, and as a condition to payment of a Loss in connection with such Repurchased PLS Mortgage, demonstrate to Fannie Mae’s reasonable satisfaction that, unless the Modification was required by law or regulation or regulatory action, the Modification produced a lower economic loss than would have resulted from a foreclosure. Notwithstanding the foregoing, unless required by law or regulation or regulatory action, the applicable GMACM Party shall not agree to a Modification that includes a forgiveness of principal without Fannie Mae’s prior written approval. Any forgiveness of principal made in connection with a Modification so approved by Fannie Mae shall be deemed to be an interim Loss with respect to such Repurchased PLS Mortgage [***]. For purposes of the preceding sentence, the present value of such difference shall be calculated over the remaining original term of such Repurchased PLS Mortgage, without regard to the term in effect following the Modification, using a discount rate equal to the rate in effect at the time of such Modification for par mortgage purchases by Fannie Mae for current delivery. Following a Modification, the relevant Repurchased PLS Mortgage shall continue to be serviced by the relevant GMACM Party in accordance with the Servicing Procedures and Fannie Mae shall remain obligated to make payments upon final liquidation or other final disposition or subsequent Modification of such Repurchased PLS Mortgage as described above.

With respect to any PLS Makewhole Mortgage, the amount of the PLS Makewhole Payment shall be deemed to be the amount of the Loss with respect to such PLS Makewhole Mortgage, and Fannie Mae will pay the relevant GMACM Party the Applicable Percentage of such Loss in accordance with Section 4 below, provided, however, that in no case shall the aggregate amount payable by Fannie Mae hereunder in respect of any PLS Makewhole Mortgage exceed the amount of the PLS Makewhole Payment actually received by Fannie Mae (or its successor in interest to the relevant PLS Bond, as the case may be). The applicable GMACM Party will provide all information that Fannie Mae reasonably requests concerning the details of the final liquidation or other final disposition of the relevant PLS Makewhole Mortgage.

Before making a request to Fannie Mae for reimbursement of Losses on a Repurchased PLS Mortgage or a PLS Makewhole Mortgage, the requesting GMACM Party must use commercially reasonable efforts to exercise or cause to be exercised all available remedies against any loan originator or other party that has made representations or warranties to or for the benefit of any GMACM Party with respect to the relevant PLS Mortgage, unless such pursuit of remedies is, in the reasonable business judgment of the applicable GMACM Party, after consultation with Fannie Mae, unlikely to generate proceeds in excess of the cost to pursue such remedy.

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In addition, with respect to each Repurchased PLS Mortgage and PLS Makewhole Mortgage, the GMACM Party that made the repurchase or PLS Makewhole Payment shall notify Fannie Mae within 15 days of making such repurchase or PLS Makewhole Payment, indicating in such notice the date of such repurchase or PLS Makewhole Payment, the relevant PLS Mortgage, the related PLS Bond and the amount paid by the applicable GMACM Party to repurchase the relevant Repurchased PLS Mortgage or the amount of the PLS Makewhole Payment, as the case may be.

The GMACM Parties recognize that they have a duty to Fannie Mae with respect to their servicing of Repurchased PLS Mortgages and agree that they will service such mortgages so as to minimize, to the extent commercially reasonable and in accordance with the terms of the Repurchased PLS Mortgages and applicable law, the Losses reimbursable by Fannie Mae hereunder. Such duty and servicing standard is hereinafter referred to as the “Servicing Standard.” The GMACM Parties shall comply with any commercially reasonable request by Fannie Mae with respect to the servicing of Repurchased PLS Mortgages or for information regarding such mortgages. Compliance with any such request shall be deemed to be in accordance with the Servicing Procedures.

4.	Loss Reimbursement. All claims for reimbursement of Loss pursuant to Section 3(b) of this Agreement shall be submitted quarterly, by the GMAC Parties within forty-five (45) days of the end of each calendar quarter, for all Repurchased PLS Mortgages finally liquidated or otherwise finally disposed of, PLS Makewhole Payments made and Modifications effected during such calendar quarter. Claims submissions shall include:

(a)	details of the Loss calculation for each loan;

(b)	the loan file and other documentation necessary to support the Loss calculation; and

(c)	a certificate of an officer of the applicable GMACM Party involved in the servicing function, that with respect to the servicing of such loan:

(i)	in the case of each Repurchased PLS Mortgage, such loan was, since the repurchase of the loan by the applicable GMACM Party, serviced in accordance with the Servicing Procedures and the Servicing Standard; and

(ii)	the claimed amount in respect of each loan was calculated in accordance with the requirements of this Agreement.

Fannie Mae will provide written notice of any objections within thirty (30) days of receipt of a claim for reimbursement and pay all undisputed claims within forty-five (45) days of such receipt. On payment of any claim made in connection with the final liquidation or other final disposition of a loan, Fannie Mae shall be fully subrogated to the rights of the applicable GMACM Party in respect of the related loan and the GMACM Parties shall cooperate as may be reasonably requested by Fannie Mae and at the expense of Fannie Mae in connection with the enforcement of any such rights.

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5.	Settlement Amount: Transfer of Funds. In exchange for the performance by Fannie Mae of its obligations and covenants as set forth in this Agreement, the GMACM Parties shall pay or have paid Fannie Mae the amount of $461,500,000.00 (the “Settlement Amount”).

The Settlement Amount shall be comprised as follows:

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Total	$461,500,000.00

(a) [***] of the Collateral (the “Released Collateral”) will be liquidated to cash, released and distributed to Fannie Mae, as follows:

(i) On the Effective Date, Fannie Mae will deliver a Notice of Exclusive Control to JP Morgan Chase Bank, National Association (“JPMC”) per section 4 of the March 27, 2008 Escrow and Control Agreement between GMACM, Fannie Mae and JPMC (the “Escrow Agreement”) and GMACM will authorize and consent to such Notice of Exclusive Control. The form of such order is attached as Exhibit C to this Agreement; and

(ii) In such Notice of Exclusive Control, GMACM and Fannie Mae will direct JPMC to transfer the Released Collateral from the Accounts (as defined in the Escrow Agreement), to the below specified account of Fannie Mae (the “Settlement Account”), at or about 10:00 am, New York time, on the Funding Date, in accordance with the following instructions:

Bank Name: [***]

ABA: [***]

Account Name: [***]

Account Number: [***]

Ref or OBI: [***]

(b) At or about 10:00 am, New York time, on the Funding Date, GMACM will transfer to the Settlement Account immediately available funds in the amount of [***] (the “Wire Transfer Amount”) in accordance with the instructions set forth in Section 5(a).

As used herein, [***] means the amount of [***], which has been agreed by the Parties as [***]. Fannie Mae agrees that it will [***]. For the avoidance of doubt, it is agreed that [***].

(c) The Parties agree to take any additional steps necessary to transfer the Released Collateral to Fannie Mae, including executing any additional documentation as reasonably requested by Fannie Mae or JPMC that may be needed to permit the transfer of the Released Collateral.

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6.	Release of Remaining Collateral under the Pledge Agreement. Promptly following the receipt by Fannie Mae of the Settlement Amount as described in Section 5(a) Fannie Mae shall take such action as may be required on its part to cause the release to GMACM or its designee any amounts remaining in the Accounts.

7.	Application of Settlement Amount. Fannie Mae shall determine, in its sole discretion, how and when to apply the Settlement Amount toward losses incurred and/or anticipated on the Covered Mortgages, and the GMACM Parties (and any subsequent servicer) shall cooperate as reasonably requested in the remittance, application, and reporting of funds as directed by Fannie Mae, in accordance with the GMACM Parties’ normal servicing obligations.

8.	Acknowledgement of Existing and Future Repurchase Obligations and Claims. The GMACM Parties acknowledge and agree that the Settlement Amount is a prudent and reasonable compromise of currently outstanding amounts claimed by Fannie Mae, disputed or otherwise, and future amounts that could have been claimed by Fannie Mae with respect to Single Family Repurchase Obligations, Recourse Obligations, and claims relating to the PLS Bonds or Other GMACM-Sponsored PLS. The GMACM parties further acknowledge and agree that Fannie Mae’s agreement with respect to Covered Mortgages, PLS Bonds, and Other GMACM-Sponsored PLS is adequate consideration for the Settlement Amount, and that such payment provides substantial value to the GMACM Parties. The GMACM Parties also acknowledge and agree that the Settlement Amount does not constitute payment of a repurchase price for any loan and that (i) (unless a mortgage loan is subsequently repurchased as otherwise contemplated in this Agreement) ownership of the Covered Mortgages and any related real property belongs to Fannie Mae and/or the related MBS trusts and (ii) ownership of the PLS Bonds belongs to Fannie Mae.

9.	Collateral Pledge. GMACM acknowledges the first lien security interest of Fannie Mae and the validity and enforceability of the pledge of the Collateral previously made by it to secure obligations to Fannie Mae under the Pledge Agreement. In the event the Settlement Amount is ever challenged by any person or entity, including the GMACM Parties or any person or entity acting under or on behalf of the GMACM Parties, including any trustee in bankruptcy, as a fraudulent transfer, a preferential payment, or on any other basis seeking to invalidate the Settlement Amount or return of the funds paid, the funds accepted by Fannie Mae as the Settlement Amount shall be considered to have been subject to a perfected first lien security interest and held as Collateral for the Lender Obligations (as defined in the Pledge Agreement) and other obligations of GMACM under this Agreement and shall be returned to such status to the extent any return of funds is required and Fannie Mae reserves and retains all rights to assert and collect all Single Family Repurchase Obligations and Recourse Obligations with respect to the Covered Mortgages to the extent of funds so returned, as if this Agreement had not been made.

10.	Sale of PLS Bonds. Nothing in this Agreement prohibits Fannie Mae from selling or otherwise disposing of any of its interests in the PLS Bonds [***].

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11.	Confidentiality. The parties hereto agree that the form, terms, and provisions of this Agreement, as well as all information regarding the negotiation of the form, terms, and provisions of this Agreement, are confidential. The parties shall not disclose or disseminate, directly or indirectly, the form, terms, or provisions of this Agreement, or such other information regarding the existence and negotiation of this Agreement, to any party other than the respective employees or agents of each party or their regulators or conservators who need to know the same in order to perform their duties for such party and who are legally obligated not to further disclose or disseminate such form, terms, provisions and information upon receipt of such. Notwithstanding the prior sentence, the parties may disclose or disseminate such form, terms, provisions, and information (a) if required to do so by law (including a subpoena or judicial or governmental requirement or order, or as required by securities law), (b) as any party may deem reasonably necessary as part of its (or its parent corporation’s) filings of SEC Forms 8-K, 10-Q or 10-K and related disclosures to investors, provided that each GMACM Party shall provide a copy of its (or its parent corporation’s) contemplated disclosure related to this Agreement to Fannie Mae for review prior to filing, and Fannie Mae shall provide a copy of its contemplated disclosure related to this Agreement to GMACM for review prior to filing, (c) as Fannie Mae may deem reasonably necessary in connection with the resale of its interest in the PLS Bonds, so long as such disclosure does not include the Settlement Amount, and (d) upon request to any rating agency. The obligations of the parties regarding confidentiality shall survive termination of this Agreement.

12.	Corporate Existence and Authority. Each party (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to own and operate its properties and to conduct its business as now conducted by it, and (ii) has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each party has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the performance of the transactions contemplated hereby.

13.	Third Party Consents. No governmental authority or other third party consents (including but not limited to approvals, licenses, registrations or declarations, or approvals of a conservator) are required in connection with the execution, delivery or performance by either party to this Agreement, other than such consents as have been duly obtained and are in full force and effect.

14.	Execution and Enforceability. This Agreement has been duly executed and delivered by the parties hereto and will constitute the legal, valid and binding obligation of each party enforceable in accordance with its terms, except as such enforcement may be limited by applicable laws related to bankruptcy, insolvency, moratorium or reorganization, or other laws governing creditors’ and debtors’ rights, and by general principles of equity.

15.	Conflict with Law. Neither the execution and delivery nor the performance by either party to this Agreement will result in any material violation by either party of, or be in material conflict with, any provision of any applicable law or regulation, or any order, writ or decree of any court or governmental authority.

16.	Notices. All notices or demands given or made by one party to the other relating to this Agreement shall be in writing and either personally served or sent by registered or certified mail, postage prepaid, return receipt requested, overnight delivery service, or by electronic mail transmission, and shall be deemed to be given for purposes of this Agreement on the earlier of the date of actual

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receipt or three days after the deposit thereof in the mail or the electronic transmission of the message. Unless a different or additional address for subsequent notices is specified in a notice sent or delivered in accordance with the provisions of this section, such writing shall be sent, as follows:

To:	Fannie Mae
Attention: Zach Oppenheimer, Senior Vice President 1835 Market Street, Suite 2300 Philadelphia, PA Telephone: (215) 575-1440 email: zach_oppenheimer@fanniemae.com

With copies to:	Fannie Mae

Attention: Tim Mayopoulos, Executive Vice President, Chief Administrative Officer, General Counsel & Corporate Secretary

3900 Wisconsin Avenue NW

Washington, DC 20016

Telephone: (202) 752-7144

email: timothy_mayopoulos@fanniemae.com

And:	Fannie Mae
Attention: Benjamin Perlman, Vice President, Capital Markets Risk Management 4000 Wisconsin Avenue, NW Washington, DC 20016 Telephone: (202) 752-7980 email: benjamin_perlman@fanniemae.com

To:	The GMACM Parties, other than Residential Funding Securities LLC
Attn: Tammy Hamzehpour, Esq. General Counsel Residential Capital, LLC 8400 Normandale Lakes Boulevard Minneapolis, MN 55437 Telephone: (952) 857-7415 email: Tammy.Hamzehpour@ally.com

To:	Residential Funding Securities, LLC:
Attn: Hu A. Benton Chief Counsel Capital Markets/Treasury Ally Financial Inc. 5425 Wisconsin Avenue, Suite 800 Bethesda, MD 20815 Telephone: (301) 718-4486 email: Hu.Benton@ally.com

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17.	Headings. The headings and subheadings contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

18.	Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Facsimile and .pdf signatures shall be valid and effective as original signatures.

19.	GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

20.	Representation by Counsel; Sole Judgment and No Reliance. The Parties specifically acknowledge that they are, and have been, represented by legal counsel in connection with the negotiation, drafting, and signing of this Agreement. In addition, the Parties acknowledge that they understand and fully agree to every provision of this Agreement, and that they have received a copy of this Agreement. Each of the Parties represents and declares that, in executing this Agreement, it is relying solely upon its own judgment, belief and knowledge, and the advice and recommendations of its own legal counsel, concerning the nature, extent and duration of their rights and claims hereunder, and that it has not been influenced to any extent whatsoever in executing this Agreement, by any representations, statements or omissions by any party hereto or by any persons representing any party hereto, except for those warranties and representations contained expressly in this Agreement.

21.	Joint Draftsmanship. The Parties shall be deemed to have participated equally in the drafting of this Agreement. The Agreement has been jointly negotiated and drafted. The language of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any of the Parties.

22.	Successors. All terms and conditions of this Agreement shall be binding on the successors and assigns of Fannie Mae and the GMACM Parties. Except as otherwise specifically provided in this Agreement, nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than Fannie Mae or the GMACM Parties (other than their legal successors or assigns) any legal or equitable right, remedy or claim under or with respect to this Agreement or any provisions contained herein, it being the intention of the parties hereto that this Agreement, the obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole and exclusive benefit of Fannie Mae and the GMACM Parties and for the benefit of no other person.

23.	Waiver. Each of Fannie Mae and the GMACM Parties may waive its respective rights, powers or privileges under this Agreement; provided, that such waiver shall be in writing; and further provided, that no failure or delay on the part of Fannie Mae or the GMACM Parties to exercise any

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right, power or privilege under this Agreement shall operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege by the party under this Agreement, nor will any such waiver operate or be construed as a future waiver of such right, power or privilege under this Agreement.

24.	Severability. If any provision of this Agreement shall, for any reason or to any extent, be invalid or unenforceable, the remainder of this Agreement shall be enforced to the fullest extent permitted by law.

25.	Entire Agreement; Amendment. This Agreement, together with that certain letter dated December 23, 2010 to Residential Capital, LLC, from the Federal Housing Finance Agency and Fannie Mae, contains the complete and entire understanding of the parties with respect to the matters covered and no change or amendment shall be valid unless it is made in writing and executed by the parties to this Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Fannie Mae

By:	/s/ Zach Oppenheimer
Name: Zach Oppenheimer
Title: Senior Vice President

The GMACM Parties, other than Residential Funding Securities, LLC

By:	/s/ James N. Young
Name: James N. Young
Title: Chief Financial Officer

Residential Funding Securities, LLC

By:	/s/ John F. Getchis
Name: John F. Getchis
Title: President

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ACKNOWLEDGEMENT AND CONFIRMATION OF THE FEDERAL HOUSING FINANCE AGENCY

By	signature of its authorized signatory below, the Federal Housing Finance Agency hereby acknowledges the execution and delivery of this Agreement by Fannie Mae and confirms that such execution and delivery by Fannie Mae and the performance by Fannie Mae of its obligations under this Agreement are authorized to the full extent required by law and require no approval or authorization of the Federal Housing Finance Agency that has not been obtained.

Federal Housing Finance Agency

By:	/s/ Edward DeMarco
Name: Edward DeMarco
Title: Acting Director

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EXHIBIT A

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EXHIBIT B

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3900 Wisconsin Avenue, NW

Washington, DC 20016-2892

EXHIBIT C

NOTICE OF EXCLUSIVE CONTROL

December 23, 2010

JPMorgan Chase Bank, N.A

4 New York Plaza - 21st Floor

New York, NY 10004

Attention: Rola Tseng

Re: Escrow and Control Agreement dated as of March 27, 2008 (the “Agreement”) among Fannie Mae as Secured Party, GMAC Mortgage, LLC as Customer, and JPMorgan Chase Bank, as Bank and Securities Intermediary, relating to Securities Account No. E21029 and Cash Account No. E21029.

Ladies and Gentlemen:

This constitutes the Notice of Exclusive Control of the Accounts referred to in the above referenced Agreement. GMAC Mortgage, LLC consents to this Notice of Exclusive Control.

In addition, GMAC Mortgage, LLC and Fannie Mae hereby authorize that all investments in the Accounts be liquidated to cash and direct JPMorgan Chase Bank to wire $300 million to Fannie Mae, at or about 10:00 am, New York time, on December 29, 2010, in accordance with the following instructions:

Bank Name: [***]

ABA: [***]

Account Name: [***]

Account Number: [***]

Ref or OBI: [***]

Any funds remaining in the Accounts following the above-referenced $300 million disbursement to Fannie Mae shall be disbursed to GMAC Mortgage, LLC pursuant to such instructions as GMAC Mortgage, LLC may provide under separate cover. Fannie Mae and GMAC Mortgage, LLC also authorize the closing of the Accounts. Following the completion of the two disbursements referenced above, the Agreement shall terminate in accordance with Section 4 of the Agreement.

Thank you for your assistance.

Fannie Mae

By:
Name:
Title:

GMAC Mortgage, LLC

By:
Name:
Title: